NOTICE OF ANNUAL MEETING
of Stockholders of

WASHINGTON ENERGY COMPANY
to Be Held February 24, 1995


TO OUR STOCKHOLDERS:


Washington Energy Company ("the Company") is pleased to announce that its Annual Meeting will be held Friday, February 24, 1995, at the Northwest Rooms Building of Seattle Center, at the corner of First Avenue North and Republican Street in Seattle, Washington. (See the map on Page 17.) We will meet at 9:30 a.m. (Pacific Time) in the Rainier Room.

The Board of Directors has called this meeting to elect two directors and transact any other business that may properly come before the meeting.

Please read carefully the information contained in the accompanying Proxy Statement regarding the election of directors.

Only holders of record of common stock at the close of business on December 22, 1994, are entitled to vote, by order of the Board.

Your vote is important! Please sign and mail promptly the enclosed proxy card, whether or not you plan to attend the meeting. A postage-paid enve-lope is enclosed for your convenience.

The prompt return of proxies will save the Company the added expense of another mailing to ensure a quorum.

Thank you.  We look forward to seeing you at the meeting.

Sincerely,


William P. Vititoe
Chairman of the Board of Directors


Timothy J. Hogan
Corporate Secretary



Seattle, Washington
January 9, 1995




























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WASHINGTON ENERGY COMPANY
815 MERCER STREET
SEATTLE, WASHINGTON 98109
(206) 622-6767


PROXY STATEMENT
Annual Meeting of Stockholders to Be Held February 24, 1995


PROXY SOLICITATION BY MANAGEMENT

This Proxy statement is furnished in connection with the solicitation by the management of Washington Energy Company ("the Company") of proxies, in the enclosed form, to be used at the Annual Meeting of Stockholders of the Company to be held in the Rainier Room at the Northwest Rooms Building of Seattle Center, at the corner of First Avenue North and Republican Street, Seattle, Washington. We will meet on February 24, 1995, at 9:30 a.m. Pacific Time. This proxy statement and the accompanying proxy form are being sent on or about January 9, 1995, to all security holders with voting rights. In addition to mail solicitation, there may be incidental personal solicitation at nominal cost made by directors, officers, employees and agents of the Company. The Company will bear all costs of soliciting proxies, including charges made by brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.


VOTING STOCK AND RECORD DATE

As of the December 22, 1994, record date the Company had outstanding 23,826,205 shares of $5.00 par value common stock. This is the only class of stock entitled to vote at the meeting.

VOTING AT THE MEETING

A stockholder may vote in person or by a written proxy executed by the stockholder or a duly authorized representative. The Bylaws also permit the appointment and instruction of proxies by telegram, telex, facsimile (206) 224-2183, or similar transmitting device. Proxies may be revoked at any time prior to the meeting by written or telegraphic notice delivered to the Secretary of the Company.

All stockholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Under cumulative voting, a stockholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the stockholder desires.

Unless a stockholder directs otherwise on the accompanying proxy form, the persons named in the proxy form intend to cumulate votes and allocate them among the nominees for director hereafter named to the extent and in the manner necessary to ensure the election of all the nominees. If a nominee becomes unavailable to serve, an event which is not anticipated, the shares may be voted for a substitute nominee designated by the Board of Directors.

Under Washington law and the Company's Restated Articles of Incorporation and Bylaws, the two nominees for director who receive the greatest number of votes cast in the election of directors will be elected. Shareholders may abstain from voting for one or more of the nominees for director. Abstention from voting for a nominee for director will make it less likely that the nominee will be one of the two nominees for director who receive the greatest number of votes cast.

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors. If a brokerage firm or other intermediary does not vote for a nominee for director, this non-vote will make it less likely that the nominee will be one of the two nominees for director who receive the greatest number of votes cast.

ELECTION OF DIRECTORS

Nominees

At the meeting, two directors are to be elected. Two current directors, Donald J. Covey and Robert L. Dryden, have been nominated to be elected to hold office for a period of three years or until their successors are
elected and qualified.   During the fiscal year ended September 30, 1994,
the Board reduced the number of board members from nine to eight upon the retirement of Mr. Robert R. Golliver, President and Chief Operating
Officer.   Pursuant to the Restated Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, the eight directors serve in three classes for staggered terms. All the directors in one of the classes are elected at each Annual Meeting of Stockholders.

The names of the nominees for director and of the other directors not standing for election in 1995, and information about them, are set forth below:


NOMINEES FOR DIRECTOR
Class II  (New Term Expires in 1998)

                                                Year First
                                                Elected as
Name and Address                  Age           Director
________________                  ___           __________

Donald J. Covey                    66              1982
 Seattle, Washington

Robert L. Dryden                   61              1991
 Boeing Commercial
 Airplane Group
 Seattle, Washington








OTHER DIRECTORS
Class I (Term Expires in 1997)

                                                Year First
                                                Elected as
Name and Address                  Age           Director
________________                  ___           __________


Virginia Anderson                  47              1991
 Seattle Center, City of Seattle
 Seattle, Washington

Tomio Moriguchi                    58              1988
 Uwajimaya, Inc.
 Seattle, Washington

Sally G. Narodick                  49              1989
 Edmark Corporation
 Redmond, Washington

Class III  (Term Expires in 1996)

Robert F. Bailey                   62              1988
 Trans Republic Energy, L.P.
 Midland, Texas

John W. Creighton, Jr.             62              1989
 Weyerhaeuser Company
 Tacoma, Washington

William P. Vititoe                 56              1994
 Washington Energy Company
 Seattle, Washington

Each of the nominees has served continuously since the date of his or her first election as a director of the Company.

Provided below is a brief description of the business experience of the nominees and other directors for the past five years.

Class II:

Mr. Covey was Chairman of the Board of Directors of UNICO Properties, Inc., Seattle, Washington, from 1992 until his retirement on December 31, 1994. He served as Chairman and Chief Executive Officer from 1990 to 1992 and President and Chief Executive Officer from 1985 to 1990. UNICO Properties, Inc., manages several major office buildings in downtown Seattle.

Mr. Dryden has been Executive Vice President, Airplane Production, Boeing Commercial Airplane Group, Seattle, Washington, since January 1990. From November 1987 to January 1990, he served as President of Boeing Military Airplanes in Wichita, Kansas.

Class I:

Ms. Anderson has been Director of the Seattle Center, a large civic center in Seattle owned by the City of Seattle, since August 1988.

Mr. Moriguchi has been President of Uwajimaya, Inc., Seattle, Washington, a food and merchandise distributor, retailer and exporter since 1965. He is also President of Town and Country Travel, Inc., Seattle, Washington, and President of North American Post Publishing, Seattle, Washington.

Mrs. Narodick has been Chairman and Chief Executive Officer of Edmark Corporation, a Redmond, Washington based company which publishes print and software educational materials, since October 1989.

Class III:

Mr. Bailey has been President of Trans Republic Energy, L.P., an oil and gas investment company based in Midland, Texas, since January 1992. He is also President of Mabelle, Inc., an oil and gas production company, also based in Midland, Texas. Previously he was President of Alta Energy Corporation, Midland, Texas, an oil and gas drilling and production company operating primarily in the southwestern United States.

Mr. Creighton has been President of Weyerhaeuser Company, a forest products company headquartered in Tacoma, Washington, since 1988.

Mr. Vititoe joined the Company in January 1994. From November 1990 to November 1993, he served as President and Chief Executive Officer of American Natural Resources Pipeline Co., a natural gas pipeline company. From July 1989 to October 1990, he served as President of Ameritech Enterprises Group, a diversified communications company. Prior to that he served as President and Chief Executive Officer of Michigan Bell Telephone Company from September 1983 to July 1989.

Certain directors and nominees are also directors of other companies that make periodic filings with the Securities and Exchange Commission ("SEC") as follows: Virginia Anderson - U. S. Bank of Washington, a subsidiary of
U. S. Bancorporation; Robert F. Bailey - Texas Commerce Bank-Midland and Cabot Oil & Gas Corporation; John W. Creighton, Jr. - Weyerhaeuser Company, Portland General Corporation, Quality Food Centers, Inc. and Mortgage In-vestments Plus, Inc.; Robert L. Dryden - U. S. Bank of Washington, a subsidiary of U. S. Bancorporation; Tomio Moriguchi - Seafirst Corporation, a subsidiary of the Bank of America, N.T. & S.A.; Sally G. Narodick -
Edmark Corporation, Pacific Northwest Bank and Penwest;  William P. Vititoe
- - Cabot Oil & Gas Corporation, Comerica Bank and Amerisure Michigan Mutual Insurance Company.

There are no family relationships between the directors.

BOARD OF DIRECTORS AND COMMITTEES

The full Board of Directors met eight times during the year ended September 30, 1994. Each incumbent director attended more than 75 percent of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

The Board has a standing Administrative Committee, Audit Committee, Compensation and Benefits Committee, Executive Committee and Nominating Committee. The Audit Committee and the Compensation and Benefits Committee consist exclusively of non-employee directors.

The Administrative Committee is currently composed of Mrs. Narodick (Chairman), Ms. Anderson, Mr. Dryden, Mr. Vititoe and the Company's Chief Financial Officer, Mr. James P. Torgerson as a non-director committee member. The committee is responsible for the administration of the defined contribution and the defined benefit retirement plans of the Company. The Committee met two times during fiscal 1994.

The Audit Committee is currently composed of Mr. Covey (Chairman), Ms. Anderson, Mr. Bailey and Mr. Moriguchi. The committee is responsible for oversight of the Company's and its subsidiaries' corporate accounting practices, financial reporting process and internal accounting and other financial control systems. The Committee is also responsible for the review of management's recommendation of independent public accountants. The Committee met three times during fiscal 1994.

The Compensation and Benefits Committee currently consists of Mr. Creighton (Chairman), Mr. Bailey, Mr. Dryden and Mrs. Narodick. The Committee is responsible for determining appropriate compensation and other benefit measures for executive officers of the Company. The Committee met four times during fiscal 1994.

The Executive Committee currently consists of Mr. Vititoe (Chairman), Mr. Covey and Mr. Moriguchi. It is authorized to act in lieu of the full Board on various matters between Board meetings. The Executive Committee met one time during fiscal 1994.

The Nominating Committee currently consists of Mr. Bailey (Chairman), Mr. Creighton and Mr. Vititoe. The Nominating Committee is responsible for the identification and evaluation of candidates for election to the Board. The Nominating Committee met one time during fiscal 1994. The Nominating Committee will consider nominees to the Board of Directors recommended by shareholders. Any shareholder recommendations for consideration for the 1996 Annual Meeting should be sent to Mr. Bailey, Chairman, Nominating Committee, Washington Energy Company, P. O. Box 1869, Seattle, WA 98111, so as to be received no later than September 15, 1995.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and its executive officers to file reports of ownership and reports of changes in ownership of the Company's common stock with the SEC and the New York Stock Exchange. Directors and executive officers are also required by the SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its Directors and executive officers were complied with during the fiscal year ended September 30, 1994.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
(as of December 14, 1994)

Name of                             Amount of Beneficial               Percent
Beneficial Owner                          Ownership                   Of Class
________________                    _____________________             ________

Directors

Virginia Anderson                           1,041                         -
Robert F. Bailey                            4,132                         -
Donald J. Covey                             6,015                         -
John W. Creighton, Jr.                      2,224                         -
Robert L. Dryden                            2,966                         -
Tomio Moriguchi                             1,919                         -
Sally G. Narodick                           1,242                         -

Named Executive Officers (*also serves as a director)

William P. Vititoe*                        55,400     (1)                 -
James A. Thorpe                            51,623                         -
James P. Torgerson                         19,409     (1)                 -
Robert J. Tomlinson                        26,220     (1)                 -
James W. Gustafson                         38,882     (1)                 -
Donald H. Gessel                           26,564     (1)                 -

All directors and executive officers
as a group (15 persons)                   275,007     (1)                1.2%

(1) Includes unexercised options to acquire shares of common stock pursuant to the Company's Stock Option Plan as follows: Mr. Vititoe, 52,500 shares; Mr. Torgerson, 15,600 shares; Mr. Tomlinson, 15,600 shares; Mr. Gustafson, 13,000 shares; Mr. Gessel, 15,600 shares; and all directors and executive officers as a group, 140,600 shares.

The Company is unaware of any person beneficially owning more than five percent of its common stock.
With respect to each person who has options to acquire common stock, such options are assumed to be outstanding for the purpose of computing percent-age ownership of that person, but are assumed not to be outstanding for purposes of computing percentage ownership for any other person.

COMPENSATION AND BENEFITS COMMITTEE
 REPORT ON EXECUTIVE COMPENSATION

The Compensation and Benefits Committee of the Board of Directors is composed of outside directors. The establishment and administration of the Company's executive officer compensation and benefits program is the Committee's responsibility. The following has been prepared by the Committee composed of the following directors - John W. Creighton, Jr. (Chairman), Robert F. Bailey, Robert L. Dryden and Sally G. Narodick.


Compensation Objectives

The Committee's compensation objectives are:

         1) Total pay competitive with industry practice sufficient to attract and retain key executives.

         2) Balanced long- and short-term variable compensation elements tied to corporate and department goals.

         3) Performance-based incentive pay which supports the Company's business goals.

Compensation Components

Executive officer compensation is composed of four elements:

Base Salary. The Company reviews comparative company data prepared by an independent consultant to assure that base compensation levels and annual adjustments are competitive with industry practices and supportive of corporate goals. Base pay and subsequent adjustments are targeted at the 50th percentile values for the comparative group of companies. All exec-utive officer pay adjustments are reviewed and approved by the Committee. Committee approval of base pay and base pay adjustments depends on the executive's performance, changes in duties and responsibilities and market-related factors specific to the executive's responsibilities and those of others in similar positions at comparative firms.

Annual Incentive Pay. All Vice Presidents and above qualify to receive annual incentive pay. The purpose of such pay is to enhance the link between executive officer direct pay and the achievement of corporate, department and individual goals. The Committee approves all elements and goals of the annual incentive pay program.

Awards vary by position and performance.   The Chief Executive Officer
("CEO"), Senior Vice Presidents and Vice Presidents can earn annual incentive awards up to 40 percent, 20 percent and 15 percent respectively. The CEO can recommend discretionary award adjustments. Each award has a different mixture of corporate, subsidiary and department performance objectives which determine the percentage of potential pay.

Corporate performance is measured by earnings per share, cash flow after dividends as a percent of capital spending, earnings of subsidiaries and other financial measures which the Committee may use at its discretion. Department performance goals are set annually by the CEO and the individual participants, with each goal being weighted based on its relative importance in overall goal achievement. Incentive pay is determined at the end of each year by application of the weighting factors to specific goal performance.

Performance Share Units. Performance share units are long-term performance-based incentives for executive officers designed to reward overall corporate performance as measured by average return on equity and market-to-book performance ratios over a four-year period. Long-term incentives in combination with short-term incentives provide a balanced basis for executive compensation and achievement.

Each year a specific number of performance units are allocated to designated company officers by the Committee for potential award. Receipt of the units is contingent on the achievement of corporate performance objectives at the conclusion of a four-year period. Each unit is the equivalent of one share of the Company's common stock. The performance objectives established by the Committee at the beginning of each four-year period are based on the Company's average return on equity during the performance period and market-to-book ratio at the end of the performance period. If objectives for the period are achieved the participant will have earned 100% of the performance shares assigned for that period.

The Committee may permit participants to earn more than 100% of the shares assigned to them pursuant to plan provisions if actual Company results exceed performance objectives. Conversely, the participants may earn less than 100% of the performance units pursuant to plan provisions if the Company fails to fully meet its performance objectives.

Incentive Stock Options. Under the Washington Energy Company Stock Option Plan, incentive stock options, qualified under Internal Revenue Code section 422, are intended to align management pay and thereby management motivation with the long-term interest of the shareholders and the attain-ment of corporate planning objectives. The Committee grants options at the fair market value of the Company stock on the day of the grant, thereby assuring executives receive a benefit only when the stock price appre-ciates. The Committee retains the power to impose terms and conditions on the options granted under the Plan. Options and derived stock appreciation rights are for a period not to exceed 10 years. Under current Committee policy, unless otherwise authorized by the Committee, at least fifty percent of any payments made pursuant to the plan are to be paid in common stock of the Company and the balance of the payments are to be paid in cash or shares of common stock.

CEO Compensation

James A. Thorpe stepped down as CEO on February 25, 1994, and retired from the Company on May 1, 1994. His 1994 compensation consisted primarily of base salary. No incentive pay was awarded to Mr. Thorpe in 1994. A performance unit award was paid to Mr. Thorpe of $50,923 for attainment of long-term corporate performance objectives established by the Committee for the period October 1, 1989, through September 30, 1993. A stock option for 12,500 shares, with an exercise price of $18.375, was granted to Mr. Thorpe on December 15, 1993, which lapsed unexercised on July 31, 1994, following Mr. Thorpe's retirement.

The Company, Washington Natural Gas Company and William P. Vititoe entered into an employment agreement effective January 15, 1994. Mr. Vititoe was appointed Chairman and Chief Executive Officer of the Company and Washington Natural on February 25, 1994. Mr. Vititoe was appointed President of the Company and Washington Natural, in addition to his current role as Chairman and Chief Executive Officer, following the retirement of Robert R. Golliver, President and Chief Operating Officer, on March 1, 1994.

Mr. Vititoe's employment agreement provides a base salary of $325,000. Mr. Vititoe was also provided a one-time $100,000 bonus for his services for the fiscal year ending September 30, 1994. His employment agreement also provides for the granting of certain options to purchase stock of the Company in accordance with the Washington Energy Stock Option Plan. Mr. Vititoe was granted the right and option to purchase 40,000 shares of the Company's Common Stock, par value $5 per share at an exercise price of $18.25 per share. These shares were granted in accordance with a vesting schedule which began on January 15, 1994, slated to conclude with all shares vested as of January 15, 1997.

Additionally, Mr. Vititoe's agreement provided for a vacation and other benefits. Perquisites provided for in the agreement included Company provision of the use of an automobile to conduct Company business and a reasonable number of initial club membership fees in furtherance of Company business. A secured, interest-free housing loan for $1,000,000, the term of which ends at the latest on January 14, 1998, was provided in the agreement and is now in place. Mr. Vititoe was reimbursed for reasonable moving expenses in relocating from Michigan to Washington.


Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 contains potential limitations on the deductibility of compensation in excess of $1 million paid in any fiscal year to any of the Company's five highest-paid executive officers. Compensation that is "performance-based" and meets certain other requirements is not subject to these limitations. Based on proposed regulations issued by the Internal Revenue Service, the Company believes it has taken the necessary actions to ensure the deductibility of any compensation that executive officers might realize in connection with options granted under the Company's Stock Option Plan. Upon issuance of final regulations, the Company intends to take actions to the extent necessary and possible to maintain the deductibility of compensation under the Company's Stock Option Plan. The Company does not expect payments to any executive officer under the Company's annual incentive plan and Performance Share Plan, when added to the base salary of the officer, to exceed $1 million in any single fiscal year. Therefore, the Company does not intend to take any actions to qualify the payments under the annual incentive plan and the Performance Share Plan as "performance-based."

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return to the S&P Composite - 500 Stock Index and Dow Jones Utility Index for the period of five years commencing October 1, 1989 and ended September 30, 1994.


COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG WASHINGTON ENERGY COMPANY, S&P 500 INDEX
AND THE DOW JONES UTILITIES INDEX



                       Washington
                         Energy                         Dow
                        Company's       S&P 500        Jones
Measurement Period    Common Stock       Index       Utility Index
- ------------------    ------------    -----------    -------------

FYE 09/30/89             $  100         $  100          $  100
FYE 09/30/90             $  108         $   91          $   98
FYE 09/30/91             $  132         $  119          $  112
FYE 09/30/92             $  136         $  132          $  124
FYE 09/30/93             $  129         $  149          $  149
FYE 09/30/94             $  109         $  155          $  115
















EXECUTIVE COMPENSATION

Some of the executive officers and/or directors of the Company also serve in the identical capacity or capacities with Washington Natural and receive remuneration for such services from Washington Natural, with affiliates being charged for time spent by the officers and directors on the affiliates' business affairs.

The following table shows the total annual and long-term compensation paid by the Company and its affiliates to the persons who, for the year ended September 30, 1994, were the Chief Executive Officer and the other four most highly compensated executive officers of the Company and its affiliates ("named executives").

SUMMARY COMPENSATION TABLE

                                    Annual Compensation                 Long-Term Compensation
                           ___________________________________  _____________________________________
                                                     Other
                                                     Annual     Securities      Other
                                                     Compen-    Underlying    Incentive   All Other
     Name and                    Salary     Bonus    sation     Options/SARs  Payments   Compensation
Principal Position         Year  ($)(5)     ($)(1)   ($)(6)       (#)(2)        ($)(3)      ($)(4)
__________________         ____  ________  ________  ________   ____________  _________  ____________

William P. Vititoe         1994  $230,423  $100,000  $ 78,664       40,000    $    -     $      2,437
  Chairman, Chief          1993      -         -         -            -            -             -
  Executive Officer        1992      -         -         -            -            -             -
  and President

James A. Thorpe            1994   185,038      -         -          12,500         -            4,758
  Chairman of the          1993   317,208      -         -          12,500       50,923         6,866
  Board and CEO            1992   308,055      -         -          12,500       79,982          -
  (Retired May 1, 1994)

James P. Torgerson         1994   137,346    23,200      -           2,600         -            4,119
  Sr. Vice President-      1993   133,128     8,000      -           2,600       19,804         3,994
  Finance, Planning        1992   129,285     8,000      -           2,600       29,467          -
  and Development
  and CFO

Robert J. Tomlinson        1994   136,098     8,000      -           2,600         -            3,960
  Sr. Vice President-      1993   134,532     6,800      -           2,600       19,804         3,992
  Legal and Admin-         1992   129,285     6,200      -           2,600       29,467          -
  istration

James W. Gustafson         1994   137,346     7,200      -           2,600         -            4,119
  Sr. Vice President-      1993   133,128     6,800      -           2,600       19,804         3,350
  Operations,              1992   129,285     5,000      -           2,600       29,467          -
  Washington Natural
  Gas Company

Donald H. Gessel           1994   136,596     6,313      -           2,600         -            4,098
  President- Washington    1993   133,128     8,900      -           2,600       19,804         3,817
  Energy Services          1992   129,285     7,000      -           2,600       29,467          -
  Company

    (1) Incentive compensation is based on performance in the year shown but determined and paid the following year. For example, bonuses for fiscal 1994 are based on performance in fiscal 1994 and are measured and paid in the first quarter of fiscal 1995.

    (2) All options granted to executive officers were in tandem with stock appreciation rights ("SARs").

    (3) Amounts in the column relate to payouts under the Company's Second Performance Share Plan further described in the Long-Term Incentive Program section.

    (4) The amounts in the "All Other Compensation" column are the Company contribution to individual 401(k) accounts.

    (5) Mr. Vititoe's salary reflects service from January 15, 1994. His annual base salary is $325,000.

    (6) Mr. Vititoe's "Other Annual Compensation" includes moving expenses and temporary housing of $75,640. The balance of the amount shown in this column is the car allowance.

1994 STOCK OPTION GRANTS

The following table sets forth the number of stock options which were granted to each of the named executives during fiscal year 1994. In addition, the table provides the present value of the stock options as of the grant date.

Option/SAR Grants In Fiscal 1994

                             Number of        Percents
                             Securities       of Total
                             Underlying     Options/SARs
                            Options/SARs     Granted to       Exercise                           Grant Date
                              Granted       Employees in      or Base            Expiration      Present Value
         Name                   (#)(1)      Fiscal Year       Price ($/Sh)           Date           ($)(2)
__________________          ____________    ____________      ____________       __________      _____________

William P. Vititoe             40,000              26%          $18.25            01/14/04          $70,400
James A. Thorpe                12,500               8%           18.375           12/14/03           24,000
James P. Torgerson              2,600               2%           18.375           12/14/03            4,992
Robert J. Tomlinson             2,600               2%           18.375           12/14/03            4,992
James W. Gustafson              2,600               2%           18.375           12/14/03            4,992
Donald H. Gessel                2,600               2%           18.375           12/14/03            4,992


    (1)      The exercise price of the options was the fair market value of
             the Company's stock on the date of the grant.    Each option was
             granted in tandem with an SAR covering the same number of shares. Any optionee exercising his stock options loses the corresponding SARs for those shares, and vice versa. All vested options were immediately exercisable. The options were vested upon grant except for 30,000 of Mr. Vititoe's options. Of Mr. Vititoe's unvested options, 10,000 shares will vest in January 1995, and an additional 10,000 shares will vest on each of the next two anniversaries.

    (2) The values shown were calculated using the Black-Scholes option pricing model. That model is based on arbitrary assumptions regarding variables such as stock price volatility, future dividend yield and interest rates. The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price, which is the fair market value of the stock at the time of grant. There is no assurance that any executive will receive the amounts estimated by the Black-Scholes model.

The following table sets forth information concerning each stock option (or tandem SAR) which was exercised during the fiscal year 1994 by each of the named executives and the fiscal year-end value of the unexercised stock options (and tandem SARs), provided on an aggregated basis.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1994
AND FISCAL YEAR END OPTION/SAR VALUES

                                              Number of Securities Underlying
                                                 Unexercised Options/SARs
                                                     Fiscal Year End                 Value of Unexercised
                                            ____________________________________         In-the -Money
                            Shares                                                       Options/SARs
                          Acquired on        Value                                         at Fiscal
                           Exercise         Realized  Exercisable  Unexercisable          Year End(1)
      Name                    (#)             ($)         (#)           (#)                   ($)
_________________         ___________       ________  ___________  _____________     ____________________

William P. Vititoe              -                -        10,000         30,000                -
James A. Thorpe                 -                -           -              -                  -
James P. Torgerson              -                -        13,000            -                  -
Robert J. Tomlinson             -                -        13,000            -                  -
James W. Gustafson              -                -        13,000            -                  -
Donald H. Gessel                -                -        13,000            -                  -

  (1) The exercise prices of all unexercised options at year end were higher than the closing price of the Company's common stock at fiscal year end.



LONG-TERM INCENTIVE PLAN - AWARDS
IN FISCAL 1994

                                                                        Estimated Future Payouts
                                                                 Under Non-Stock Price-Based Plans (2)(3)
                                                              ______________________________________________
                            No. of
                            Units          Period Until
     Name                   (#)(1)             Payout         Threshold (#)     Target (#)       Maximum (#)
________________          _________        ____________       ___________       ________         ___________

William P. Vititoe            -                  -                   -              -                 -
James P. Thorpe             3,800             4 years               608            3,800            6,650
James P. Torgerson          1,500             4 years               240            1,500            2,625
Robert J. Tomlinson         1,500             4 years               240            1,500            2,625
James W. Gustafson          1,500             4 years               240            1,500            2,625
Donald H. Gessel            1,500             4 years               240            1,500            2,625


         (1) This represents the number of performance units assigned under the Second Washington Energy Company Performance Share Plan. Dependent upon satisfaction of future performance objectives of the Company, each unit can represent the right to receive up to 1 3/4 shares of common stock.

         (2) This represents the number of shares of common stock that may be awarded with respect to the units granted under the plan. The actual number of shares awarded will depend on (a) the number of contingent performance units assigned, (b) the Company's financial performance for the four-year period following the assignment compared with pre-established goals, and (c) the market value of the Company's common stock at the time of any award payment. Under current Committee policy, unless otherwise authorized by the Committee, at least fifty percent of any payments made pursuant to the plan must be paid in common stock of the Company and the balance of the payments paid in cash or shares of common stock. The Compensation and Benefits Committee determines what portion of the payout is to be satisfied in shares of common stock and what portion is to be satisfied in cash.

         (3) Under the plan, named executives will, after a change in control, generally receive at least one share of common stock per unit, or more, depending on the Company's performance through the date of the change in control.

FUTURE BENEFITS - PENSION PLAN

Washington Natural maintains a qualified defined benefit retirement plan (the "Retirement Plan") that covers the named executive officers and all other employees who satisfy certain eligibility requirements relating to age, length of service and hours worked. In addition, the Company has entered into individual agreements with certain of its executive officers, including all of its named executive officers, that provide these officers with certain retirement, death and disability benefits supplementing the benefits available to them under the Retirement Plan.



The following table sets forth the aggregate annual pension benefits payable upon retirement at age 65 to the named executive officers, based on specified years of service and levels of remuneration, under the Retirement Plan and the individual agreements for supplemental retirement benefits.

RETIREMENT PLAN AND
SUPPLEMENTAL RETIREMENT BENEFITS TABLE

                                                  Years of Service
                  ________________________________________________________________________________
   Annual
Compensation           5               10                15                20                25
____________      _________        _________         _________         _________        __________

   $100,000        $ 55,000        $  55,000         $  55,000         $  55,000        $   55,000
    125,000          72,500           72,500            72,500            72,500            72,500
    150,000          90,000           90,000            90,000            90,000            90,000
    200,000         125,000          125,000           125,000           125,000           125,000
    300,000         195,000          195,000           195,000           195,000           195,000
    325,000         212,500          212,500           212,500           212,500           212,500
    350,000         230,000          230,000           230,000           230,000           230,000


Remuneration covered by the Retirement Plan and the individual agreements for supplemental retirement benefits is based on the officer's average salary for the three consecutive years where the officer's salary was the highest during the last eight years preceding the officer's retirement. The pension benefits shown in the table are based on a single-life annuity (with ten-year term certain) and have been reduced by an offset for estimated Social Security benefits. In certain cases, a reduced level of benefits may be available to an officer's surviving spouse following the death of the officer. Under the individual agreements for supplemental retirement benefits, pension benefits are available to the named executive officers without regard to years of service with the Company. Based on compensation through September 30, 1994, the remuneration of the named executive officers upon which retirement benefits will be based is as follows: Mr. Thorpe, $314,157; Mr. Vititoe, $325,000; Mr. Tomlinson, $133,305: Mr.
Torgerson, $133,253; Mr. Gustafson, $133,253;  and Mr. Gessel,
$133,003.

 EMPLOYMENT AGREEMENTS

The Company has conditional employment agreements with three of its key executive officers: Messrs. Vititoe, Tomlinson and Torgerson. The employment agreements offer additional security to these key management personnel to better enable them to function effectively without distraction in the event that uncertainties as to the future control of the Company should arise. These agreements provide certain benefits should employment be terminated other than for cause, or by death, disability or normal retirement within three years subsequent to a change in control of the Company. Change in control of the Company includes the acquisition by any person of: (1) power to exercise a controlling influence over management or policies;
(2) ownership or power to vote 25% or more of the outstanding voting securities of the Company; or (3) change in the majority of the Board of Directors during the six-year period subsequent to the acquisition by any person of ownership or power to vote 10% or more of the outstanding voting securities of the Company without the approval of the majority of the Board of Directors in office prior to such acquisition. The benefits to be provided by the Company include: (1) a cash payment equal to three times the most recent year's annual compensation, or a cash payment equal to annual compensation until normal retirement date if less than three years; (2) lump sum payment for amounts calculated under dissolution of the performance share plan;

(3) maintenance of participation in all current employee benefit plans or provision for substantially similar benefits for a three-year period or until normal retirement date if sooner;
(4) a cash payment at retirement date equal to the additional retirement compensation to which the executive would have been entitled had the executive continued in the employ of the Company for an additional three years or until normal retirement date if sooner; (5) a cash payment equal to the difference between the exercise prices of all stock options and the higher of: (a) the average of the high and low sales prices on the date of termina-tion, or (b) the highest price actually paid in connection with the change in control of the Company; and (6) a cash payment equal to the excise taxes imposed by the Internal Revenue Code
Section 4999, if any, on all payments enumerated in this sen-tence, plus the tax expense to the executive resulting from this additional payment. If the executive voluntarily terminates without good reason, as defined in the agreement, no additional or special benefits accrue to the executive. Since the condi-tions specified in the contracts have not occurred, no amounts were charged to expense by the Company under these agreements in fiscal 1994.

COMPENSATION OF DIRECTORS

Remuneration of Directors: Each Director who is not an officer of the Company and its subsidiaries is paid a retainer of $8,000 per year and an additional $1,500 per year for serving on the Executive Committee or as Chairman of another committee of the Board. In addition, each such Director is paid a fee of $600 for attending a regular, special or annual meeting of the Board or for a committee meeting not held on the same day as a Board meeting. None of such directors is eligible to participate in any of the compensation plans described above. The Company also has a Directors Stock Bonus Plan which was approved by the stockholders in February 1991. Under this Plan, an outside Director is awarded 200 shares of Company common stock in January of each year for service on the Board of Directors for the prior fiscal year. During fiscal 1994, 1,400 shares of common stock were awarded under the Plan. The Company pays no additional remuneration to employees of the Company who are directors.

INDEPENDENT ACCOUNTANTS AND AUDITORS

The firm of Arthur Andersen LLP has audited the accounts of the Company and Washington Natural for a number of years and has been selected to audit the accounts of the Company for the fiscal year ending September 30, 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to questions submitted in writing to the Secretary of the Company in advance of the meeting.

DATE FOR RECEIPT OF 1996 STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 1996 Annual
Meeting must be received by the Company no later than September
15, 1995 to be considered for inclusion in the proxy statement and proxy for the 1996 meeting.

OTHER MATTERS

The management knows of no other matters to be brought before the meeting. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote in accordance with their best judgment on such matters under the discretionary power granted by said proxy.

WASHINGTON ENERGY COMPANY
(TIMOTHY J. HOGAN, Corporate Secretary)
January 9, 1995




























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Map to Location of the Annual Meeting

of

Washington Energy Company
February 24, 1995














(front)


WASHINGTON ENERGY COMPANY PROXY FOR 1995 ANNUAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT


The undersigned hereby appoints William P. Vititoe, Tomio Moriguchi and Timothy
J. Hogan, and each or any of them, proxy for the undersigned, with power of substitution, to represent and vote all the shares of common stock held of record by the undersigned as of the close of business on December 22, 1994, at the Annual Meeting of Stockholders of Washington Energy Company to be held on Friday, February 24, 1995, or any adjournment thereof, upon all matters properly coming before the meeting.


1.   ELECTION OF TWO DIRECTORS


     [ ] FOR all nominees listed below          [ ] AUTHORITY WITHHELD
         (except as marked to the contrary          to vote for all nominees
          below).                                   listed.

     Class II:  Donald J. Covey and Robert L. Dryden

     (To withhold authority to vote for any individual nominee, strike out that nominee's name above. To cumulate votes for any nominee(s), write your instructions as to the number of votes cast for each in the space provided below. The total must not exceed two times the number of shares you hold.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.



Please Do Not Fold                    (Please Date and Sign on Reverse Side)








(back)



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE TWO NOMINEES FOR DIRECTOR.



IMPORTANT:  THIS IS YOUR PROXY
Please mark, sign and return this Proxy
promptly in the enclosed envelope.


I hereby revoke any proxy to vote said shares heretofore given.
PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN.
When signing as attorney, corporate officer, etc., give full title as such.




Date____________________________, 1995



______________________________________
Signature


______________________________________
Signature




                                                                   (See Over)